Exhibit 10.1

FOURTH AMENDMENT TO

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS FOURTH AMENDMENT (the “Amendment”), to be effective as of September 24, 2016 (the “Amendment Effective Date”), amends that certain Amended and Restated Employment Agreement, effective as of January 1, 2011, as amended by the First Amendment to Amended and Restated Employment Agreement, dated as of April 23, 2014, the Second Amendment to Amended and Restated Employment Agreement, dated November 24, 2014 and the Third Amendment to Amended and Restated Employment Agreement, dated November 20, 2015 (the “Agreement”), by and between VASCO Data Security International, Inc., a Delaware corporation (the “Company”), and T. Kendall Hunt (“Employee”). Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Agreement.

RECITALS

WHEREAS, the Company and Employee are party to that certain Letter Agreement, dated as of February 15, 2011 (the “Letter Agreement”), which provides for the terms and conditions applicable to Employee’s assignment to work in Switzerland;

WHEREAS, the Assignment Term (as defined in the Letter Agreement) expires at the end of the Employment Period;

WHEREAS, the Company and Employee desire to amend the Agreement and the Letter Agreement in order to extend the term of the Employment Period and the Assignment Term, as applicable;

WHEREAS, the Company and Employee desire to amend the Agreement to divide the Base Salary between the Agreement and the Employee’s employment agreement with an affiliate of the Company in Switzerland of even date herewith (“Swiss Employment Agreement”);

WHEREAS, Section 6.10 of the Agreement permits the amendment of the Agreement with the written consent of the Company and Employee; and

WHEREAS, extending the term of the Employment Period will extend the term of the Assignment Term.

NOW, THEREFORE, in consideration of the foregoing premises, the terms and conditions hereinafter set forth, the mutual benefits to be gained by the performance thereof, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and accepted, the parties hereto agree as follows:

AGREEMENT

1. Section 1.1 of the Agreement is amended in its entirety to read as follows:

“Unless earlier terminated as provided in this Agreement, the term of Executive’s employment under this Agreement (the “Employment Period”) shall commence on the Effective Date and continue until the seventh anniversary of such date (i.e. January 1, 2018).”

2. Section 2.1 of the Agreement is amended to provide that the Base Salary amount shall be $270,000 USD; it being understood that the balance of Employee’s current Base Salary shall be paid under the Swiss Employment Agreement.

3. In all other respects, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed by a duly authorized officer thereof, and Employee has hereunto set his hand, agreeing to this Amendment.

VASCO DATA SECURITY INTERNATIONAL, INC.

By:	/s/ Mark S. Hoyt

Name:	Mark S. Hoyt

Its:	Chief Financial Officer

Date:	August 2, 2016

/s/ T. Kendall Hunt

T. Kendall Hunt, Employee

Date: August 2, 2016